Exhibit 21.1

SUBSIDIARIES OF ARIAD PHARMACEUTICALS, INC.

Subsidiary	Jurisdiction of Organization	% Owned

ARIAD Pharma S.A.	Greece	100%

ARIAD Pharma Ltd.	United Kingdom	100%

ARIAD Securities Corporation	Massachusetts, United States	100%

ARIAD Pharmaceuticals (Cayman) Inc.	Cayman Islands	100%

ARIAD Pharmaceuticals (Cayman) L.P.	Cayman Islands	99.9999%*

ARIAD Pharmaceuticals (Japan) GK	Japan	100%

ARIAD Pharmaceuticals (Luxembourg) Sàrl	Luxembourg	100%**

ARIAD Pharmaceuticals (Europe) Sàrl	Switzerland	100%***

ARIAD Pharmaceuticals (France) Sàrl	France	100%***

ARIAD Pharmaceuticals (Germany) GmbH	Germany	100%***

ARIAD Pharma (UK) Ltd	United Kingdom	100%***

ARIAD Pharmaceuticals (Italia) SRL	Italy	100%***

ARIAD Pharmaceuticals (Spain) SL	Spain	100%***

ARIAD Pharmaceuticals (Australia) Pty Ltd	Australia	100%***

ARIAD Pharmaceuticals (Benelux) B.V.	Netherlands	100%***

ARIAD Pharmaceuticals (Austria) GmbH	Austria	100%***

ARIAD Pharmaceuticals (Nordic) AB	Sweden	100%***

ARIAD Pharmaceuticals (Canada) ULC	Canada	100%***

*	The remaining 0.0001% of ARIAD Pharmaceuticals (Cayman) LP is owned by ARIAD Pharmaceuticals, Inc.
**	ARIAD Pharmaceuticals (Luxembourg) Sàrl is owned 100% by ARIAD Pharmaceuticals (Cayman) LP.
***	These subsidiaries are owned 100% by ARIAD Pharmaceuticals (Luxembourg) Sàrl.